SLM Student Loan Trust 2003-12 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/1/04-2/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$2,296,596,523.56	$(38,983,436.65)	$2,257,613,086.91
	ii	Interest to be Capitalized			8,382,578.59		8,560,000.68

	iii	Total Pool			$2,304,979,102.15		$2,266,173,087.59

	iv	Specified Reserve Account Balance			5,762,447.76		5,665,432.72

	v	Total Adjusted Pool			$2,310,741,549.91		$2,271,838,520.31

B	i	Weighted Average Coupon (WAC)			5.138%		5.128%
	ii	Weighted Average Remaining Term			256.19		254.75
	iii	Number of Loans			129,242		127,492
	iv	Number of Borrowers			81,930		80,627
	v	Aggregate Outstanding Principal Balance — T-Bill			$447,194,812.60		$434,047,863.85
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,857,784,289.55		$1,832,125,223.74

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 12/15/04	Balance 03/15/05

C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$27,347,949.91	$—
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$315,000,000.00	$303,444,920.31
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	x	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

	Reserve Account				12/15/04		03/15/05

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,762,447.76		$5,665,432.72
	iv	Reserve Account Floor Balance ($)			$3,759,518.00		$3,759,518.00
	v	Current Reserve Acct Balance ($)			$5,762,447.76		$5,665,432.72

	Other Accounts				12/15/04		03/15/05

E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$21,250,000.00		$—
	iii	Principal Accumulation Account (A-6)			$—		$—
	iv	Supplemental Interest Account (A-6)			$—		$—
	v	Investment Reserve Account			$—		$—
	vi	Investment Premium Purchase Account			$—		$—
	vii	Foreign Currency Account (Pounds Sterling)			£—		£—

	Asset/Liability				12/15/04		3/15/2005

F	i	Total Adjusted Pool			$2,310,741,549.91		$2,271,838,520.31
	ii	Total $ equivalent Notes			$2,310,741,549.91		$2,271,838,520.31
	iii	Difference			$(0.00)		$—
	iv	Parity Ratio			1.00000		1.00000

*A-6 Notes are denominated in Pounds Sterling

II. 2003-12     Transactions from: 12/01/04 through: 02/28/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$41,813,817.42
	ii	Principal Collections from Guarantor	6,160,731.20
	iii	Principal Reimbursements	176,764.77
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$48,151,313.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,658.11
	ii	Capitalized Interest	(9,187,534.85)

	iii	Total Non-Cash Principal Activit	$(9,167,876.74)

C	Total Student Loan Principal Activity		$38,983,436.65

D	Student Loan Interest Activity
	i	Regular Interest Collections	$17,996,717.59
	ii	Interest Claims Received from Guarantors	399,613.98
	iii	Collection Fees/Returned Items	12,231.15
	iv	Late Fee Reimbursements	257,338.83
	v	Interest Reimbursements	4,422.21
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,247,306.41
	viii	Subsidy Payments	1,331,948.77

	ix	Total Interest Collections	$23,249,578.94

E	Student Loan Non-Cash Interest Activit
	i	Interest Accrual Adjustment	$6,094.41
	ii	Capitalized Interest	9,187,534.85

	iii	Total Non-Cash Interest Adjustments	$9,193,629.26

F	Total Student Loan Interest Activit		$32,443,208.20

G	Non-Reimbursable Losses During Collection Period		$25,041.62

H	Cumulative Non-Reimbursable Losses to Date		$211,928.41

III. 2003-12     Collection Account Activity 12/01/04 through 02/28/05

A	Principal Collections
	i	Principal Payments Received	$28,950,594.10
	ii	Consolidation Principal Payments	19,023,954.52
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(422.08)
	vi	Re-purchased Principal	177,186.85

	vii	Total Principal Collection	$48,151,313.39

B	Interest Collections
	i	Interest Payments Received	$22,849,436.56
	ii	Consolidation Interest Payments	126,150.19
	iii	Reimbursements by Seller	32.14
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	4,176.62
	vi	Re-purchased Interest	213.45
	vii	Collection Fees/Return Items	12,231.15
	viii	Late Fees	257,338.83

	ix	Total Interest Collections	$23,249,578.94

C	Other Reimbursements		$393,125.59

D	Reserves In Excess of the Requirement		$97,015.04

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Accounts		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$356,519.73

M	Funds Released from Capitalized Interest Accounts		$21,250,000.00

N	TOTAL AVAILABLE FUNDS		$93,497,552.69

O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,910,186.79)
		Consolidation Loan Rebate Fee	$(5,903,803.41)

P	NET AVAILABLE FUNDS		$85,683,562.49

Q	Servicing Fees Due for Current Period		$947,242.65

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$972,242.65

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.023%	5.025%	91,391	91,214	70.713%	71.545%	$1,509,099,497.20	$1,496,086,484.40	65.710%	66.269%
31-60 Days Delinquent	5.996%	5.901%	3,397	3,075	2.628%	2.412%	$62,113,687.88	$57,969,639.67	2.705%	2.568%
61-90 Days Delinquent	5.654%	6.226%	2,685	1,468	2.077%	1.151%	$49,405,548.69	$27,903,459.07	2.151%	1.236%
91-120 Days Delinquent	6.371%	6.032%	817	838	0.632%	0.657%	$14,117,524.28	$16,303,327.88	0.615%	0.722%
> 120 Days Delinquent	6.568%	6.418%	1,930	2,217	1.493%	1.739%	$38,089,957.23	$42,508,982.23	1.659%	1.883%

Deferment
Current	4.990%	4.992%	13,150	12,916	10.175%	10.131%	$258,274,071.63	$254,407,840.57	11.246%	11.269%

Forbearance
Current	5.289%	5.233%	15,687	15,551	12.138%	12.198%	$361,912,880.33	$358,000,380.67	15.759%	15.857%

TOTAL REPAYMENT	5.135%	5.126%	129,057	127,279	99.857%	99.833%	$2,293,013,167.24	$2,253,180,114.49	99.844%	99.804%
Claims in Process (1)	6.946%	6.254%	185	213	0.143%	0.167%	$3,583,356.32	$4,432,972.42	0.156%	0.196%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.138%	5.128%	129,242	127,492	100.000%	100.000%	$2,296,596,523.56	$2,257,613,086.91	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period		$27,094,598.95
B Interest Subsidy Payments Accrued During Collection Period		1,307,991.10
C SAP Payments Accrued During Collection Period		4,756,443.80
D Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		356,519.73
E Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F Consolidation Loan Rebate Fees		(5,903,803.41)

G Net Expected Interest Collection		$27,611,750.17

H Interest Rate Cap Payments Due to the Trust

		Cap

i	Cap Notional Amount	$—

ii	Libor	0.00000%
iii	Cap %	0.00000%

iv	Excess Over Cap ( ii-iii)	0.00000%

v	Cap Payments Due to the Trust	$0.00

I   Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments

		A-6 Swap Calc

i	Notional Swap Amount (USD)	$669,450,600
ii	Notional Swap Amount (Pounds Sterling)	£396,500,000

SLM Student Loan Trust Pays
iia	3 Month Libor	2.49000%
iib	Spread	0.2378%

iic	Pay Rate	2.72780%
iii	Gross Swap Payment Due Counterparty	$4,565,318.37
iv	Days in Period 12/15/04 03/15/05	90

Counterparty Pays
v	Fixed Rate Equal To Respective Reset Note Rate	5.45000%
vi	Gross Swap Receipt Due Paying Agent	£—
vii	Days in Period 09/15/04 09/15/05	365

VI. 2003-12 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate	Index

A Class A-1 Interest Rate	0.006250000	12/15/04—3/15/05	2.50000%	LIBOR

B Class A-2 Interest Rate	0.006350000	12/15/04—3/15/05	2.54000%	LIBOR

C Class A-3 Interest Rate	0.006525000	12/15/04—3/15/05	2.61000%	LIBOR

D Class A-4 Interest Rate	0.006700000	12/15/04—3/15/05	2.68000%	LIBOR

E Class A-5 Interest Rate	0.006925000	12/15/04—3/15/05	2.77000%	LIBOR

F Class A-6 Interest Rate*	0.000000000	9/15/2004—9/15/2005	5.45000%	Fixed

J Class B Interest Rate	0.007700000	12/15/04—3/15/05	3.08000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII.      2003-12   Inputs From Original Data   11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,296,596,523.56
	ii	Interest To Be Capitalized	8,382,578.59

	iii	Total Pool	$2,304,979,102.15
	iv	Specified Reserve Account Balance	5,762,447.76

	v	Total Adjusted Pool	$2,310,741,549.91

B	Total Note and Certificate Factor		0.91283376473
C	Total Note Balance		$2,310,741,549.91

D	Note Balance 12/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.1102739916	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$27,347,949.91	$315,000,000.00	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$5,762,447.76
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A Has Stepdown Date Occurred?	N
The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B Note Balance Trigger	N

Class A Percentage	100.00%
Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

			Remaining
			Funds Balance
A Total Available Funds ( Section III-P )		$85,683,562.49	$85,683,562.49

B Primary Servicing Fees-Current Month		$947,242.65	$84,736,319.84

C Administration Fee		$25,000.00	$84,711,319.84

D Aggregate Quarterly Funding Amount		$0.00	$84,711,319.84

E Noteholder’s Interest Distribution Amounts

i	Class A-1	$170,924.69	$84,540,395.15
ii	Class A-2	$2,000,250.00	$82,540,145.15
iii	Class A-3	$2,205,450.00	$80,334,695.15
iv	Class A-4	$2,579,500.00	$77,755,195.15
v	Class A-5	$3,462,500.00	$74,292,695.15
vi	Class A-6 USD payment to the swap counterparty*	$4,565,318.37	$69,727,376.78

	Total	$14,983,943.06

F Class B Noteholders’ Interest Distribution Amount		$584,761.10	$69,142,615.68

G Noteholder’s Principal Distribution Amounts Paid (or set aside)

i	Class A-1	$27,347,949.91	$41,794,665.77
ii	Class A-2	$11,555,079.69	$30,239,586.08
iii	Class A-3	$0.00	$30,239,586.08
iv	Class A-4	$0.00	$30,239,586.08
v	Class A-5	$0.00	$30,239,586.08
vi	Class A-6 USD payment to the swap counterparty*	$0.00	$30,239,586.08

	Total	$38,903,029.60

H Supplemental Interest Account Deposit		$0.00	$30,239,586.08

I Investment Reserve Account Required Amount		$0.00	$30,239,586.08

J Class B Noteholder’s Principal Distribution Amount		$0.00	$30,239,586.08

K Increase to the Specified Reserve Account Balance		$0.00	$30,239,586.08

L Investment Premium Purchase Account Deposit		$0.00	$30,239,586.08

M Carryover Servicing Fees		$0.00	$30,239,586.08

N Remaining Swap Termination Fees		$0.00	$30,239,586.08

O Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$30,239,586.08

Excess to Excess Distribution Certificate Hold		$30,239,586.08	$0.00

*Fixed rate Pounds Sterling interest to be paid to noteholders annually

**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$5,762,447.76
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$5,762,447.76
	iv	Required Reserve Account Balance		$5,665,432.72
	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$97,015.04
	vii	End of Period Account Balance		$5,665,432.72

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$21,250,000.00
	ii	Capitalized Interest Release		$21,250,000.00
	iii	End of Period Account Balance		$—

E	Remarketing Fee Account			A-6

	i	Next Reset Date		9/16/2013
	ii	Reset Period Target Amount		$—
	iii	Quarterly Required Amount		$—

	iv	Beginning of Period Account Balance (net of investment earnings)		$—
	v	Quarterly Funding Amount		$—
	vi	Reset Period Target Amount Excess		$—

	vii	End of Period Account Balance (net of investment earning		$—

C	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		$—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		$—

	iv	Ending A-6 Accumulation Account Balance		$—

D	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a
	iii	Difference		n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		$—
	vi	Number of Days Through Next Reset Date		3107
	vii	Class A-6 Supplemental Interest Account Deposit Amount		n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		$—
	iii	Eligible Investments Purchase Premium Paid		$—
	iv	Funds Released into Collection Account		$—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		$—
	iii	Funds Released into Collection Account		$—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$170,924.69	$2,000,250.00	$2,205,450.00	$2,579,500.00	$3,462,500.00	£—	$584,761.10
	ii	Quarterly Interest Paid	170,924.69	2,000,250.00	2,205,450.00	2,579,500.00	3,462,500.00	0.00	584,761.10

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	vii	Quarterly Principal Due	$27,347,949.91	$11,555,079.69	$—	$—	$—	£—	$—
	viii	Quarterly Principal Paid	27,347,949.91	11,555,079.69	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount	$27,518,874.60	$13,555,329.69	$2,205,450.00	$2,579,500.00	$3,462,500.00	£—	$584,761.10

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/2005	$2,310,741,549.91
	ii	Adjusted Pool Balance 2/28/2005	2,271,838,520.31

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$38,903,029.60

	iv	Adjusted Pool Balance 11/30/2004	$2,310,741,549.91
	v	Adjusted Pool Balance 2/28/2005	2,271,838,520.31

	vi	Current Principal Due (iv-v)	$38,903,029.60
	vii	Notes Issued in Excess of Adjusted Pool Balance	0.00

	viii	Principal Distribution Amount (vi + vii)	$38,903,029.60

	ix	Principal Distribution Amount Paid	$38,903,029.60
	x	Principal Shortfall (viii-ix)	$—

C	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GJZ0	$27,347,949.91	$—
		A-1 Note Pool Factor		0.1102739916	0.0000000000
	ii	A-2 Note Balance	78442GKA3	$315,000,000.00	$303,444,920.31
		A-2 Note Pool Factor		1.0000000000	0.9633172073
	iii	A-3 Note Balance	78442GKB1	$338,000,000.00	$338,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000
	iv	A-4 Note Balance	78442GKC9	$385,000,000.00	$385,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000
	v	A-5 Note Balance	78442GKE5	$500,000,000.00	500,000,000.00
		A-5 Note Pool Factor		1.0000000000	1.0000000000
	vi	A-6 Note Balance	XS0180948274	£396,500,000.00	£396,500,000.00
		A-6 Note Pool Factor		1.0000000000	1.0000000000
	vii	B Note Balance	78442GKD7	$75,943,000.00	$75,943,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII.     2003-12     Historical Pool Information

			12/1/04-2/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	10/21/03-02/29/04
Beginning Student Loan Portfolio Balance			$2,296,596,523.56	$2,337,306,078.64	$2,403,455,454.97	$2,446,642,296.72	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$41,813,817.42	$40,312,170.70	$70,937,243.08	$49,822,290.61	$59,551,886.66
	ii	Principal Collections from Guarantor	6,160,731.20	8,311,068.99	4,872,116.01	2,551,332.24	2,209,603.96
	iii	Principal Reimbursements	176,764.77	1,101,189.17	477,676.12	322,291.11	4,329,868.47
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$48,151,313.39	$49,724,428.86	$76,287,035.21	$52,695,913.96	$66,091,359.09
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,658.11	$109,298.42	$144,826.11	$8,162.37	$68,994.33
	ii	Capitalized Interest	(9,187,534.85)	(9,124,172.20)	(10,282,484.99)	(9,517,234.58)	(11,752,689.37)

	iii	Total Non-Cash Principal Activity	$(9,167,876.74)	$(9,014,873.78)	$(10,137,658.88)	$(9,509,072.21)	$(11,683,695.04)

(-)	Total Student Loan Principal Activity		$38,983,436.65	$40,709,555.08	$66,149,376.33	$43,186,841.75	$54,407,664.05

	Student Loan Interest Activity
	i	Regular Interest Collections	$17,996,717.59	$18,148,512.28	$19,201,249.57	$19,436,929.23	$29,943,593.43
	ii	Interest Claims Received from Guarantors	399,613.98	467,569.46	308,644.24	58,656.74	34,417.08
	iii	Collection Fees/Returned Items	12,231.15	12,215.65	8,992.02	8,468.18	3,977.74
	iv	Late Fee Reimbursements	257,338.83	259,304.08	253,761.63	237,862.65	365,484.00
	v	Interest Reimbursements	4,422.21	14,571.04	2,277.70	6,135.90	43,677.98
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	3,247,306.41	1,527,212.50	645,088.50	509,788.03	234,788.67
	viii	Subsidy Payments	1,331,948.77	1,449,602.64	1,474,213.07	1,460,453.57	1,171,747.64

	ix	Total Interest Collections	$23,249,578.94	$21,878,987.65	$21,894,226.73	$21,718,294.30	$31,797,686.54

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustmen	$6,094.41	$1,775.52	$86.74	$337.89	$(149,985.60)
	ii	Capitalized Interest	9,187,534.85	9,124,172.20	10,282,484.99	9,517,234.58	11,752,689.37

	iii	Total Non-Cash Interest Adjustments	$9,193,629.26	$9,125,947.72	$10,282,571.73	$9,517,572.47	$11,602,703.77

	Total Student Loan Interest Activity		$32,443,208.20	$31,004,935.37	$32,176,798.46	$31,235,866.77	$43,400,390.31

(=)	Ending Student Loan Portfolio Balance		$2,257,613,086.91	$2,296,596,523.56	$2,337,306,078.64	$2,403,455,454.97	$2,446,642,296.72
(+)	Interest to be Capitalized		$8,560,000.68	$8,382,578.59	$8,225,259.17	$9,085,797.75	$8,843,789.76

(=)	TOTAL POOL		$2,266,173,087.59	$2,304,979,102.15	$2,345,531,337.81	$2,412,541,252.72	$2,455,486,086.48

(+)	Reserve Account Balance		$5,665,432.72	$5,762,447.76	$5,863,828.34	$6,031,353.13	$6,138,715.22

(=)	Total Adjusted Pool		$2,271,838,520.31	$2,310,741,549.91	$2,351,395,166.15	$2,418,572,605.85	$2,461,624,801.70

XIII.      2003-12 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-04	$2,455,486,086	2.47%
Jun-04	$2,412,541,253	3.12%
Sep-04	$2,345,531,338	4.50%
Dec-04	$2,304,979,102	4.38%
Mar-05	$2,266,173,088	4.26%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.